UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2019

ATYR PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37378	20-3435077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3545 John Hopkins Court, Suite #250 San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

 Registrant’s telephone number, including area code: (858) 731-8389

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LIFE	The NASDAQ Capital Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)Amir H. Nashat, Sc.D., completed his term as a director of aTyr Pharma, Inc. (the “Company”) and did not stand for reelection when his term as a Class I director expired at the Company’s 2019 Annual Meeting of Stockholders held on May 8, 2019 (the “Annual Meeting”).  Dr. Nashat previously served as a member of the Company’s Audit Committee.  Dr. Nashat’s decision not to stand for reelection was not a result of a disagreement with management regarding the Company’s operations, policies, practices or otherwise.

(e)As reported in Item 5.07 below, at the Annual Meeting, the Company’s stockholders, upon the recommendation of the Company’s Board of Directors (the “Board”), approved an amendment to the Company’s 2015 Stock Option and Incentive Plan (the “2015 Plan”) to increase the number of shares of common stock reserved for issuance by 1,000,000 shares.

A summary of the 2015 Plan, as amended, is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 28, 2019 (the “Proxy Statement”).  That summary and the above description of the 2015 Plan, as amended, do not purport to be complete and are qualified in their entirety by reference to the full text of the 2015 Plan, as amended, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders at the Annual Meeting:

(1) The election of two Class I directors, as nominated by the Board, to hold office until the 2022 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(2) The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019;

(3)The approval to amend the 2015 Plan to increase the number of shares of common stock reserved for issuance by 1,000,000 shares;

(4)The approval to amend the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of one-for-three (1:3) to one-for-fifteen (1:15), such ratio to be determined in the sole discretion of the Board; and

(5)The approval to authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 3 or Proposal 4.

The proposals are described in detail in the Proxy Statement.

The number of shares of common stock entitled to vote at the annual meeting was 34,767,133.  The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 30,674,731.  All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and all director nominees were elected.

The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

Proposal 1 – Election of Class I Directors

Director Nominee	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Vote
John K. Clarke	14,379,539	7,241,952	9,053,240
Paul Schimmel, Ph.D.	16,147,092	5,474,399	9,053,240

Proposal 2 – Ratification of the appointment of Ernst and Young, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019.

Number of Shares Voted For	Against	Abstain	Broker Non-Vote
29,967,280	162,756	544,695	--

Proposal 3 – Approval to amend the 2015 Plan to increase the number of shares of common stock reserved for issuance thereunder by 1,000,000 shares.

Number of Shares Voted For	Against	Abstain	Broker Non-Vote
18,670,704	2,932,430	18,357	9,053,240

Proposal 4 – Approval to amend the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of one-for-three (1:3) to one-for-fifteen (1:15), such ratio to be determined in the sole discretion of the Board of Directors.

Number of Shares Voted For	Against	Abstain	Broker Non-Vote
27,418,649	3,056,806	199,276	--

Proposal 5 – Approval to authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 3 or Proposal 4.

Number of Shares Voted For	Against	Abstain	Broker Non-Vote
26,126,502	3,700,154	848,075	--

Item 9.01Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1#	aTyr Pharma, Inc. 2015 Stock Option and Incentive Plan, as amended

# Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATYR PHARMA, INC.

	By:	/s/ Sanjay S. Shukla
Sanjay S. Shukla, M.D., M.S.
President and Chief Executive Officer

Date: May 10, 2019

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